UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2013

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2013, the board of directors of Cancer Genetics, Inc. (the “Company”) increased the board to 8 directors and appointed Keith L. Brownlie to serve on the board of directors and the audit committee thereof.

Mr. Brownlie worked with the accounting firm of Ernst & Young LLP, from 1974 to 2010, where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York Metro Area where he was involved with over 100 public and private financings and M&A transactions. He retired from Ernst & Young in 2010. Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey. Mr. Brownlie co-founded the New Jersey Entrepreneur of the Year Program and was Vice President and Trustee of the New Jersey Society of CPAs. In addition, he served as accounting advisor to the board of the Biotechnology Council of New Jersey. Mr. Brownlie currently serves as a member of the Board of Directors of Soligenix, Inc., a publicly traded biopharmaceutical company, Epicet Corporation, a publicly traded specialty pharmaceutical company and RXi Pharmaceuticals Corporation, a publicly traded biotechnology company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 — Press release, dated July 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ Elizabeth A. Czerepak
	Name:	Elizabeth A. Czerepak
	Title:	Chief Financial Officer

Date: July 24, 2013